Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated November 13, 2025 relating to the Common Stock, $1 par value, of Louisiana-Pacific Corporation shall be filed on behalf of the undersigned.

59 NORTH CAPITAL MANAGEMENT, LP By: 59 North Capital Management GP, LLC, its general partner By: /s/ Michael Bilger
Name: Michael Bilger
Title: Managing Member

59 NORTH CAPITAL MANAGEMENT GP, LLC By: /s/ Michael Bilger
Name: Michael Bilger
Title: Managing Member

MICHAEL BILGER By: /s/ Michael Bilger

59 NORTH MASTER FUND, LP By: 59 North Partners GP, LLC, its general partner By: /s/ Michael Bilger
Name: Michael Bilger
Title: Managing Member

59 NORTH PARTNERS GP, LLC By: /s/ Michael Bilger
Name: Michael Bilger
Title: Managing Member